Exhibit 99.1

Complete Solar 4Q 2024 Business Update Transcript

January 21, 2025

Participants

T.J. Rodgers, Executive Chairman & CEO

Dan Foley, CFO

Venki Sundaresan, VP Information Technology

Sioban Hickie, VP Investor Relations

Presentation

Sioban Hickie

Good morning and welcome to Complete Solar’s Earnings Call. We will be reviewing our preliminary unaudited 4Q 2024 results, which were issued this morning and appear on our website located at www.completesolar.com.

Today’s call may contain projections and other forward-looking statements within the meaning of the federal securities laws. These statements are subject to known and unknown risks and uncertainties that may cause actual results to differ from those expressed or implied in such statements.

Also, on today’s conference call, we may discuss certain non-GAAP financial measures. Reconciliations of the differences between those non-GAAP financial measures and the most directly comparable GAAP financial measures can be found in the press release issued this morning.

I’ll now turn the call over to T.J. Rodgers, Complete Solar’s Chairman and CEO.

T.J. Rodgers

Good morning. My name is T.J. Rodgers. I’m the Chief Executive and Chairman – Executive Chairman of Complete Solar. I’m here in Silicon Valley. I want to be in Utah, but I have three board meetings here today and I called this meeting right in the middle of them because that was the timing I needed.

So, I will introduce Dan Foley, our CFO; Dan Myers, our Executive Vice President, General Manager of our New Homes Division; and Steve Erickson, our EVP, GM of the Blue Raven Division. By voice only, I have – I’m here at Enovix in Silicon Valley, and I’ve got one channel and that’s me, and I’ve got voice for them. Dan, say hello, so I can check your voice.

Daniel Foley

Hello, T.J.

T.J. Rodgers

Oh, my God. Okay. My connection is a cell phone. All right. Good luck.

Okay. This is the report we sent out. I will refer to certain parts of it. Today, we’re going to talk about Q4 2024, which is month behind us. Unfortunately, it’s subject to a full year audit, which is currently in progress. And that audit is currently hampered by the fact that we have to recreate ‘as if merged’ financials for SunPower, and SunPower doesn’t have complete financials, so that may take us till mid-March. Hence, I’m not waiting till mid-March to talk about 2024. So, I called this meeting today, that puts me here in Silicon Valley because I got other board meetings here. Apologize for that.

Because this is a preliminary report and it’s unaudited for the reasons I just gave, we’re only going to talk about what I think you want to know now, which is how did we do last quarter, and here, where we think we’re going in the current quarter. And that’s what all we’re going to do today.

First of all, accomplishments. We had a great quarter. In our last report – third quarter report to you, we gave you a plan for Complete Solar, and that plan was aggressive. It was predicated on a successful $45 million acquisition of business unit assets from SunPower to form a new company. And the plan had two big accomplishments that were required in it. One, that the little company, a $5.5-million company, would acquire a much bigger company, the SunPower Corporation, which has been around for almost 40 years and it’s about 10 times bigger than us. That was one assumption - achieved.

And the second assumption in our plan that we wrote in our third quarter report, our revenue would be $80 million in Q4 2024. That is, our revenue would jump from $5 million to $80 million in one quarter.

This is a slide I showed to investors. I talked about old Complete Solaria, trouble we had with private equity. We originally marketed $100-million quarter as a likely quarter. That turned in to be an $80-million quarter, which we announced on November 13. And I was worried about taking a jump from here to here as opposed to a jump from here to here, until I watched your response to it and your response was right here, there’s November 12 and your response was favorable. You’ll take a solid $80 million dollars and that’s where we ended up.

I’d like to talk about our accomplishments through the quarter. I’ve got a series of bullets on that and a few slides to illustrate it.

First of all, the SunPower integration is substantially complete. We’re together, we’re organized together. We are starting to…we’ve already got down to our head count. This is a graph by work week going back to the beginning of October. So, there’s the fourth quarter we’re reporting right there. We started out, when we first agreed to merge, with 3,499 employees. Within three weeks, we were down to 1,416 in our first org chart, and then a week later, two weeks later, down to 1,257.

So, this is about what the company needed. We have some people come in on post-merger on day one. We worked that number down. We got the number down to 1,165 and we thought we were there. And then you notice here, the number went up and this is when we started discovering employees that, let’s just say, the two companies didn’t count very well. And I found 35 Pakistanis that think I’m their CEO. So, that comp went back in, then we started working on it again. And as of the end of the quarter, we were down to 1,140 employees. Our goal is to get to 980.

So, I’m claiming major progress from there to there. And I’m saying, we’re getting close to the goal.

…I actually was going to do that. I pointed…

We’ve got two new divisional GMs in place, EVs, GMs. Dan Myers, this guy. …All right, let me go back. - I announced about a month ago, he was a star manager from the Blue Raven Systems Division. He was a supply – is a supply chain expert, and he took over New Homes for us.

And then more recently, we got Steve Erickson. Steve is a well-known figure in Salt Lake, which is Solar Valley, the middle of Solar Valley. In his career, he had 12 promotions from three companies between 2011 and 2024. When he came in he hit the ground running, wrote me a comprehensive memo the very first week he was there, explaining what he saw that he liked and didn’t like, and I advised him to fix the stuff he didn’t like and move on.

Okay. So, we’ve got our GMs in place. We are forecasting revenue growth next quarter. As you all know, the solar industry has, in the winter quarter, has a dip. Orders go down. People aren’t interested in ordering solar when their roofs are covered with ice. And I did some research. That number has typically been 5% to 14%. We’re going to buck that because we’re finally getting our act together and we’re going to have a good second quarter [as a merged company]. And I’m forecasting $82 million up a little bit from the prior quarter, not down.

The last point is the company is almost at its fighting weight. I went through that with you, showing we’re down to 1,140 employees and we will hit the 980 we need to have. I’ll tell you where that number comes from a little bit later.

So, here’s the same slide I already showed you, showing the actual against the $80 million forecast last quarter in Q4, and the forecast for the quarter we are in at $82. And I’ll just tell you, we’re confident of that number. And I’ll show you why and when I show you the daily revenue charts.

We’ve cut our operating expense by a factor of 2. That, of course, comes from head count reduction. Our OpEx was an incredible $94 million bucks in the third quarter. That’s because we had most of the people from both the companies and a lot of expensive software, $5 million bucks a year for Salesforce.com, et cetera. We’ve gone from $94 million in Q3 to $35 million in Q4 for the combined and cost-reduced company that I showed you the curve for a minute ago.

I like to look at operating expenses, less sales commissions. GAAP requires that you call OpEx to be general, sales and administrative, and if you have sales commissions, then they go into OpEx. I like to look at the OpEx without commissions, because commissions come in directly with sales. And I really care about the fixed expense we’ve got back in the plant also.

In that case, you subtract out the numbers, and in Q3, we were at $84 million, again an astronomical number. And in Q4 just finished, we had non-GAAP expense of $20 million. So, we actually went down from $80 million to $20 million, it’s a factor of 4 reduction, and we’re planning on dropping another 30% in Q1. That’s the 1,140 to 980 that I showed you earlier.

We’re also forecasting that our cash – we are forecasting, this is a big one, operating income breakeven in Q1 2025. The words carefully chosen say, given our current backlog and cost-cutting plan, we’re forecasting non-GAAP operating income at breakeven in Q1 2025.

I can tell you that that number is plus $800,000 and it includes all expenses we know about, but that’s a kind of a fragile margin to predict operating income breakeven. And normally, in presentations like this, you give numbers you’re absolutely sure of achieving.

In this case, we’re going to get real close, worst case. And I’m announcing it, sort of putting, drawing a line in the sand here. People in the factory listening to what I’m saying. We’re going to breakeven in Q1 2025.

And we’re going to be positive in cash flow. We raised $80 million bucks for the purpose of buying SunPower for $45 million bucks and having operating expense going forward to build a new company. We bottomed out at $13 million of cash left out of the $80 million in Q4 and we’ll be going up this quarter.

Now, the – so these are the bullets, and now, fellow shareholders, the main numbers. I’m going to turn it over to Dan. Let’s – no, I’m not going to turn it over to Dan. She’s getting her cell phone so she can set it, she can put it in microphone and whatnot. And she’s got a ring on her phone, we’re not going to do that.

So, I’ll give you the numbers. Again, it’s my fault. I called this meeting out of phase with what we wanted to do because of the long audit.

Revenue. Let me do non-GAAP, $81.1 million. Our gross margin, you notice, has been ugly and up and down, our gross margin is 37%. And you notice our GAAP gross margin is the same thing. So, we’ve kind of flushed the ugly out of the gross margin chain. Our operating expenses $35.7 million, GAAP and non-GAAP. Our operating expenses less commission, $19.7 million, GAAP and non-GAAP.

So, for our non-GAAP loss, excluding extraordinary costs, which blew up the GAAP number, was $5.940 million. So, you can say then, this is – you see the small company, and then there’s the new company…this is our first quarter. We’ve now been defined. We’re a $324-million company. It’s losing money and needs not to lose money as quickly as possible. That’s our next goal. And we got

$13 million in the bank and we expect it to grow.

We acquired SunPower on what I call a Noah’s Ark model, explain that in a minute. I already explained the leaning up process we’ve gone to and the fact we’re not quite yet at our goal. I’ve mentioned that we are going to grow next quarter, and that that number is conservative, I’m pretty confident in it.

Now, what happened was, when we raised money, the $80 million dollars, with that plan, and then after we had a flurry of cancellations on the SunPower side because of the bankruptcy, we ended up with the first quarter being $80 million. I’m pretty happy for that and solid.

So, we’re going to move forward from that number. Now, that says, if you look at our model for the company instead of having 1,225 employees, we’re going to have 980. So, that’s the goal we’re enforcing. At 1,140, we’re actually below our first goal. And we set a new goal that was more aggressive of head count of 980.

To illustrate that to employees, I actually have shown this slide. I will show it again on Friday. The Noah’s Ark merger theory, it’s actually a typical Silicon Valley startup plan in disguise. Instead of a big company in trouble, asking for and getting too much money, SunPower was trying to raise, when I came in, $750 million. And of course, what’s worse than wanting to raise $750 million, the answer is actually getting it. Then you owe interest on it and it burdens you forever. And so, that’s not the right way to do it, in my opinion.

The Ark theory, which I used once back at Cypress, we did 20 acquisitions in Cypress, asserts this, your old company has great assets. What I inherited was $80 million dollats. It’s enough to make a company profitable. Your old company has great assets. Get venture funding for those assets, in our case, $80 million and build a new organization that can make profit with what you’ve got. So, Noah’s Ark, which is to protect us during floods and we’re having a flood of interest rate problems right now in the financial markets, got smaller and it’s now got 980 seats.

By the way, believe it or not, this is actually a 4-inch thick oak hull on a 500 foot long Noah’s Ark model that’s built in Williamsburg, Kentucky, to make claim to biblical standards.

Okay. A little bit more detail on revenue. This is a picture of my daily revenue report. So, the dots are - 91 dots a quarter. We came in with $100 million Street number, I showed you. And we created our beginning of quarter plan, which is the daily plan. For example, you can see the weekends and holidays in here. So, it’s a tight, well-conceived plan.

We took off on the plan and then we got behind. And right here, we said that we’re not going to make the BOQ, beginning of quarter plan. We need another plan. So we did what we call, in the end of quarter plan. We decided what level we could get to and have the backlog for the next quarter after that. Hence, my certainty on the $82 million dollars this quarter. We picked that target, no more fancy. We took a straight line, and we started tracking daily to it.

And this was a pretty good quarter. The troops did a great job. I was worried because it was the first test and they passed it. As a matter of fact, right there, you notice it goes flat. That says, in the middle of this week, instead of working like hell, trying to get up here and not quite making it, we told them, we know you worked hard, you’d like to have a four-day weekend for the vacation, have a nice weekend, bam. Then, we went flat. And of course, the revenue that we could have accrued there became available to us quickly in the second quarter [as a merged company].

Okay. This is for the whole company. New Homes, different kind of story. They had an aggressive plan. They got behind. They had a new plan back this way. There was a spike in here. They probably could have made the original plan, but what they did was they got to where they needed to get from the Street. This is their component of the Street number. That’ll be $80 million number and they also, like everybody else, took the end of the quarter off. Great quarter.

And we had Blue Raven, that was their first and second expectation. They redefined the quarter as well, everybody did, and they stayed ahead of it for the rest of the quarter, and they also took off. In this case, I think they probably could have made the original plan. So great quarter.

Here’s the other story. Dealers. So, we have a dealer network that buys orders from dealers and they had a modest plan of $17 million dollars. They started slow and kept on slow. And they reduced their plan a big amount. The reduction from $100 million to $80 million for our plan. Half of that was from the smallest division missing its plan by a lot. So, we sized up, we’re a new company, this quarter defines who we are and we said, this quarter Q4 defines who we are. And we said, we’re cutting our head count from 140 to 5 in the dealer division. So instead of having two divisions coming from SunPower, New Homes and Dealer, we had New Homes only and then Blue Raven and that’s now the company. And we took some of the stars and merged them into Blue Raven.

So, here’s our org chart. So, this half of the company right here is two divisions now, that are the company. They had 921 people. And this, all those got a lot more boxes. There’s a lot fewer people, 219 or 19%. And I’m in – I should have drawn that circle up around me. We’re all in that. We’re support. These guys make the money. We do things for them. We’re CFO, Chief Administrative, Legal, HR, Information Technology. But I’d like to introduce Venki, say it for me....

Venki Sundaresan

Sundaresan.

T.J. Rodgers

Sundaresan. I’m usually pretty good with any names but his is kind of simple enough. Venki came from Enphase where he ran an important division for them. And before that, he came from Cypress Semiconductor. He ran all IT. And this is going to be transformative for our company. And I asked Venki to be here. He lives in Silicon Valley with me today.

And we have another senior VP I will write about later. We have a new Quality VP. His name is Surinder Bedi and he came from Lucid Motors. So, he actually was at SunPower very early in his career. He’s also worked at Applied Materials, which is a known high quality Silicon Valley company and in Lucid, an automotive company. And automotive companies have, as a group of companies, better quality control than I think, any other group of companies, perhaps maybe semiconductors might be up there as well.

So anyway, we’ve done some bolstering of our administrative side. We’ve got two divisions. These are the guys that make the numbers for us, and our overhead is measured on head count, it’s 19% of our population. Okay.

Here’s an important point. The board honored our fourth quarter performance with a modest $1.14 million bonus, 1.4% of revenue, even in a lost quarter, which is rare. My rule number one of bonuses, you never get bonus for losing money. But our performance was so good that the Board agreed with me that we should do something. This is $1.14 million for the entire company. Our loss could have been that much less, but we decided to make the loss bigger to reward the employees.

Management. We chose the bonus money that went all hands equally. So, it’s $1,000 a head to recognize that it was rank and file employees who made the quarter. I sit here in Silicon Valley, and I work a lot of hours, but the rank and file made this quarter for us. The management team holds significant restricted stock, I’d point it out, if they ever want to gripe about, gee, only $1,000 for me and that’s a tiny fraction of my salary. Now, management’s got a lot of restricted stock and we’re waiting for them to get rewarded when the market says they meet and beat the Street a bunch of quarters in a row. And then, they’ll be well rewarded. So, this is a great way to do something for the workers now and remind management that they’ve still got to perform.

Our $81.1 million revenue last quarter redefined our company with annualized revenue of $324 million and a loss of $5.4 million. When I did the bullet points up front, there are eight of them, and all I could think was this is really good. It’s bam, bam, bam, bam, bam. And all I could think of was Muhammad Ali. In one of his first fights, he fought a bar fighter in England. The guy’s name is Brian London. Guy is one of those big, square jawed, mean-looking guys. And, Ali, the kid from Louisville, Kentucky went to London, and they were all worried and they said, this guy has no finesse. He will walk directly at Ali, put him in a corner, and he’s got him in the corner. He will punch him once and he’ll drop. That was the worry about the fight.

Anyway, in the third quarter of that fight, Ali, never got touched, never got touched. He was floating around and the big guy kind of couldn’t keep up with him. And Ali went up and went, bam, bam, bam, bam, bam, 12 punches in 2.98 seconds. And the big guy was standing there. Bam, bam, bam, bam, bam and Ali just walked to the center of the ring. The guy fell flat in his face into the ring. So that’s how I felt about those bullet points. So, I had Ali in my mind, and I want to remind you and the employees that our $5.94 million quarterly loss will not survive in 2025…a little rhyme there,

Also, I want to thank shareholders. You’ve stuck with us. You’ve given us money. We are going to rebuild a classic, iconic company. And I want to remind all of you how important SunPower used to be. It wasn’t run well at the end, by a lot. There was contention between the divisions of the company. I would have been unhappy, too. But SunPower is an iconic company. They got founded in 1985. You can see here the black squares on the wing of the airplane. This airplane’s wingspan is bigger than a 747 and it’s completely powered by SunPower solar cells that were made in Sunnyvale, California. It takes off under its own power, 14 electric motors. So, it was the Tesla of airplanes way back in 1999.

What amazes me about this airplane that really talks about the power of the sun, which I remember when Elon Musk brought out the Tesla and everybody saw a golf cart, electric car. All right. So, you bring out the Tesla and you find out you can lay rubber for two blocks. The Tesla Plaid today does 0 to 60 in 1.9 seconds. You can take the biggest muscle car; GTO supercharge of any of the older cars and it’ll blow it off the road. And these guys did the same thing way back in 1999 because this airplane flew to a record of 96,863 feet. And that record still stands. And I’ll point out that one of the challengers for that record is the F-15, which is a fighter plane, been around, is a Mach 2.5 fighter and is capable of accelerating – it’s one of two airplanes that we have capable of accelerating, while climbing vertically. And its service ceiling is 72,000 feet.

So, this is an iconic, picture the power of the sun. It’s already happened. We talk about NEM, net electricity metering, and NEM’s being cut back, meaning that the grid is no longer giving money back to people who are in California anyway for people who have solar. Well, why is that?

Well, that’s actually good news. Solar right now, in the middle of the day, produces more power than they need and they’re not going to pay for it. We have a solution for that. It’s called the battery. I’m actually in a battery company right now in Silicon Valley. Not the one that’s going to make our batteries, but we have systems today that will make money and provide technology that people need. Right now, we’re selling solar systems, good ones. We’re using good components. My background is technical and we’re going to work on technology as well.

So, at the end, the loss will not survive in 2025 and we’re going to bring back a great tech…we’re going to create a great technology company. You can say bring back but create. Okay. That’s it. We’re ready for questions.

Sioban Hickie

Thank you, T.J.

As a reminder to our audience, you may send questions to us via the text box at the bottom of your screen.

Our first question today comes from Derek Soderberg from Cantor Fitzgerald. Two questions, actually. The first one is, how is the portfolio churn trending in the New Homes business and what’s the plan to grow that business?

T.J. Rodgers

First of all, that business is our more profitable of our two businesses. Right now, its revenue is looking flat and we have new orders we’re getting. We had a bunch of cancellations. So, the lake went down and we’re now filling the lake back up. We will be up by the end of the year in New Homes, having survived the bankruptcy and the hardest hit part of SunPower during its bankruptcy was New Homes.

Sioban Hickie

Derek’s second question is how will CSLR effectively leverage the SunPower brand? Do you have any new plans?

T.J. Rodgers

I do and this little teaser here is part of it. Right now, I want to get more braggable in the corporation, but we are going to make use of the name. By the way, we were attacked in court to try to take the name. We won. So, we own the name. We have the division, the Homes division of SunPower is still with us, and some other people were in the Dealer division are still with us at Blue Raven.

Sioban Hickie

Thank you. The next question is, we understand you have contracts with Starbucks. Is there any more commercial deals in the pipeline and how do you view that business?

T.J. Rodgers

Okay. Unfortunately, I don’t have the picture here. Normally, I keep an appendix with all my pictures in it. There’s a fantastic picture of Starbucks and they’ve got an awning. So, you’re looking at a 3-storey high Starbucks with an awning that sticks out over the entire parking lot. All solar and it’s glass-on-glass solar. So, some panels today are made with glass and then the silicon and then below that another layer of glass. So, when you look at them, you can see right through parts of them. That’s a Starbucks that’s got a 50,000 watt system. We have 57 Starbucks we’ve dealt with.

I think it’s great business but, right now, I got two divisions. I got Blue Raven and they’re putting homes all over America, throughout the Midwest included. And then I’ve got New Homes. The New Homes Division is capable of doing the light commercial and that may be the place, or we may acquire a company that is in that business.

Sioban Hickie

Thank you.

The next question is, the company has moved through its initial integration and cost reduction quickly post-acquisition of the SunPower assets. Can you discuss incremental cost-reduction efforts and how much more should the market expect on that front?

T.J. Rodgers

How much incremental cost reduction should we expect? What you don’t know is we’re actually ahead of that game.

The reason last quarter at a $5.9 million loss was that curve, and with the high part of the curve, spending a lot of money then, coming down. And the average of the quarter was the high part and the low part. We’re entering the new quarter low. So that cost-cutting is there already, built in.

Where else? We’re still paying some rent that we need to get rid of. We still have some software packages we need to stop paying on. But by and large, the heavy lifting is done, cutting costs another 30%.

Sioban Hickie

Thank you. In a similar vein, you announced achieving operating income breakeven in the first quarter of 2025. What are the risks to this?

T.J. Rodgers

The risk is we don’t do it. And then, I’m making an aggressive announcement which is atypical.

As I said earlier, if you could see the spreadsheets, it’s actually in here, but I’m not going to show them. …Our plan profit, including the ability to pay another bonus, plan profit is $800,000. It disappears like that if you screw something up. But if we miss, I don’t think it’ll be by much. And if we make it, and I think it’s more likely than not we will make it, it’s not a given, it’ll be a big deal, we celebrate.

Sioban Hickie

Thank you. The next question is with regard to additional acquisitions. What is your appetite? And if you are seeking them, would targets be bolt-on to current positions or seek to expand your footprint and offerings?

T.J. Rodgers

Give me the choice you gave me. I heard that.

What are the two choices he gave me? Okay. On expanding, that can be good or bad. Problem is you’ve had, in the last two years, about 70 solar companies go out of business. Now, you can argue the interest rate is directly what people pay for solar. Double the interest rate, double the payment. And therefore, high interest rates, the inflation that we’ve unfortunately inflicted on ourselves - has harmed a lot of solar companies. And that’s 70, I got a list in alphabetical order and SunPower is on the list.

Now, having said that, solar companies are not run as tightly as other companies, point one. And point two, the backlog of solar companies, the orders, is not as solid. For example, in the chip business, we would take backlog, and we would make chips for somebody…not custom, just a bigger number for another company. And if they didn’t take them, after that point in time, they would pay a down payment.

And therefore, backlog is pretty sacred in our company as most chip companies. You were locked in the last 30 days to take or pay. So, you had – you were informed 30 days before the order is going to ship, that the order is going to ship - and that was your last chance to bail out.

Backlog isn’t solid like that in solar. You actually have teams of people calling other people and how are things going and you have a real rate, like 20% of people say, you know, I kind of changed my mind - and it’s a consumer thing and you can’t be the big, bad corporation pounding on some poor homeowner somewhere.

So, for that reason, solar companies shrink and get bigger and smaller by huge factors. So, you can’t take a solar company that’s big and doing well and buy it at a high price. So, I look more at the potential of companies, and I look more at people. And if you’ve got a solid company that has good practices, that has customers who love them and hasn’t eaten up a lot of cash like SunPower ate up, then you’ve got something worth acquiring. So, I look for companies like that.

I look for companies that – we acquired a company a year ago and I talked to the founder, and I said, we’re thinking about acquiring, and I said, send me your deck. The guy’s name was Cole Farmer, he’s still with us. And he said, I don’t have a deck. And I said, I’m thinking, how in the hell can you not have a deck? And he said, we never raised any money. We funded our first systems, and then the money from that funded the other systems. And I thought, my exact thoughts in that Sunday afternoon phone call, here’s a real man. He didn’t run to Wall Street and get paid and gripe about the economy. He goes and makes money.

So, that’s the kind of company, if we acquire, and we will acquire if we can. That non-indigenous growth is great, but extra growth through acquisition is fine. That’s more like what I’m looking for, not some high-flying company, or a new capability. The consumer – commercial, rather, you talked about earlier, that’s a more stable business. You’re now dealing with other companies. And that’s a business that if we found somebody that was good at it, and that means they make bigger systems, we’re now talking not 10 kilowatts on your roof, we’re talking about 1 million watts in a field with control of the angle of the panels to follow the sun, that could be another option.

Technology is another option. Getting a technology that gives us a better panel or gives us the better panel, and I’m actually working with companies on that right now. That would be something else. So, we’re not just going to grow. There were companies in Salt Lake that tried that, just sort of agglomerating companies, and they found out bunch of small weak companies equaled one big weak company and it didn’t work out. That’s long answer.

Sioban Hickie

Thank you.

I have a longer one with respect to the Dealers Division. It sounds like you shrank the Dealers Division to create more profitable growth in the long-term. Can you please discuss the strategy and your outlook for that segment?

T.J. Rodgers

It was a real tight call right at the end to stay in the Dealer business or not. The way the Dealer business works is you have people who sell orders. They go through their process, which is complex, and they get a homeowner to sign a contract. I will buy your system. Then, they can sell that deal to a company that installs and is a full-service company like ours.

And amazingly enough, that order is worth 30%, or even more sometimes, of the value of the order. That is getting the order close costs you 30% of revenue upfront. Then you deal with the guy who changes his mind halfway through. Therefore, it’s an unstable business and there are tectonic shifts in the business where that goes into fashion, goes out of fashion. And what I know from our own experience with the division, we merged into the other division, and my company before that, Complete Solar, the mother of this company…

By the way, oddly enough, Complete Solar, the mother of this company its grand total of maybe 60 people out of 1,000, and we’re spread all over the company, including my position. And we’re not that company anymore. We’re the money and the funding and the guidance through the company.

So, we’re looking for solid things. It’s not quite reasonable to use Warren Buffett’s name here, but we’re thinking that way when we look at what we can acquire and bring in and which businesses we should grow. And right now, Dealer does not look like one of those businesses we grow. And by the way, I want to point out that our Blue Raven Division is its own dealer. It has a large group of salespeople, and we get our own orders, and therefore we get all the profit going up. So, we understand how it works. We understand what it costs. That 30% is not phony. That is, it really takes that much money to get the order and keep it. So, right now, that’s not where we want to be.

Sioban Hickie

Thank you.

Looks like we have two more in the queue. Just a reminder to the audience, if you have any additional questions, you can put them in the text box at the bottom of your screen, and we’ll see them there.

The next question is how do you see yourself differentiated versus your peers in the next 6 to 12 months?

T.J. Rodgers

We will be financially stable on a cash flow basis in tough times. So, Marine Corps. We’re going to come out of this being a difficult company to compete with.

In a consumer business, we are going - and are now, to have great consumer ratings. We’re going to get better on that.

And then the new angle is going to be technology and acquisition, which again, I can’t – right now, I’m working on several technologies and I can’t name one for you that I’m ready to move on.

And in acquisitions, we’re always looking at acquisitions, always.

Sioban Hickie

Thank you.

The last question I have here is can you provide any timing on when your name change to SunPower might occur?

T.J. Rodgers

I’m surprised that that is a major – well, I asked for it, right? I showed the picture of the airplane.

Can’t right now. Problem we’ve got is the SunPower I knew, I was the Chairman of SunPower when it went public in 2000…I think it’s 2004. I was Chairman of SunPower, Cypress Semiconductor, my company owned them. And the SunPower I remember that conquered the world and built and put the power in that airplane wasn’t the one that was experienced in Salt Lake. It was something that would cause dislike if you worked with them.

And so, I got half the company that doesn’t remember SunPower well, but I got a name that’s worth $0.5 billion dollars and I got to figure out how to make all that work together.

Sioban Hickie

Thank you very much. That looks like all the questions we have in the queue today. Thank you everyone, for joining the call today. You may now disconnect.

T.J. Rodgers

Thank you.